    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1995
                                                     REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                  GENERAL AMERICAN TRANSPORTATION CORPORATION
             (Exact name of registrant as specified in its charter)

                     NEW YORK                                            36-2827991
         (State or other jurisdiction of                              (I.R.S. Employer
          incorporation or organization)                            Identification No.)

                            ------------------------

                             500 West Monroe Street
                          Chicago, Illinois 60661-3676
                                 (312) 621-6200
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                            David B. Anderson, Esq.
                  General American Transportation Corporation
                             500 West Monroe Street
                          Chicago, Illinois 60661-3676
                                 (312) 621-6200
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                   Copies to:

                David A. Schuette, Esq.                                     F. Ellen Duff, Esq.
                 Mayer, Brown & Platt                                        Winston & Strawn
               190 South LaSalle Street                                    35 West Wacker Drive
                Chicago, Illinois 60603                                   Chicago, Illinois 60601

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


                                                               PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING           AMOUNT OF
         TO BE REGISTERED                 REGISTERED              PER UNIT(3)              PRICE(3)           REGISTRATION FEE(4)
------------------------------------------------------------------------------------------------------------------------------
Debt Securities and Pass
Through Certificates..............    $577,713,000(1)(2)            100%(1)           $577,713,000(1)(2)           $199,212
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. There are being registered hereunder such presently indeterminate principal amount of Debt Securities and Pass Through Certificates as may be offered from time to time, with an aggregate initial offering price not to exceed $577,713,000.
(2) If any Debt Securities are issued at an original issue discount, such greater amount as shall result in the initial offering prices for the Debt Securities aggregating $577,713,000. Any offering of Debt Securities denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the Registrant.
(3) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
(4) Does not include any registration fee with respect to $72,287,000 of Debt Securities and Pass Through Certificates previously registered pursuant to Registration Statement No. 33-52301 and as to which a filing fee of $24,927 has previously been paid.

                            ----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUSES CONTAINED HEREIN CONSTITUTE COMBINED PROSPECTUSES RELATING ALSO TO AN AGGREGATE OF $72,287,000 UNSOLD PRINCIPAL AMOUNT OF PREVIOUSLY REGISTERED DEBT SECURITIES AND PASS THROUGH CERTIFICATES REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 33-52301.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains a Prospectus (the "Pass Through Certificate Prospectus") relating to up to $650,000,000 aggregate principal amount of pass through certificates of General American Transportation Corporation (the "Company") and a Prospectus (the "Debt Security Prospectus") relating to up to $650,000,000 aggregate principal amount of debt securities of the Company. The aggregate principal amount of pass through certificates to be offered and sold pursuant to this Registration Statement is subject to reduction by the aggregate principal amount of debt securities sold pursuant to this Registration Statement and vice versa.

     Upon the public offering or sale of the pass through certificates or debt securities registered under this Registration Statement, a Prospectus Supplement describing the particular terms of such offer or sale will be filed in accordance with the rules of the Securities and Exchange Commission together with either the Pass Through Certificate Prospectus or the Debt Security Prospectus, as applicable.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THAT THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1995
PROSPECTUS

$650,000,000                                                              [LOGO]
GENERAL AMERICAN TRANSPORTATION CORPORATION
PASS THROUGH CERTIFICATES

Up to $650,000,000 aggregate principal amount of Pass Through Certificates may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements. Pass Through Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Pass Through Certificates, a separate General American Transportation Corporation Pass Through Trust for each series of Pass Through Certificates being offered (each, a "Trust") will be formed pursuant to the Pass Through Trust Agreement (the "Basic Agreement") and a supplement thereto (a "Trust Supplement") relating to such Trust between General American Transportation Corporation ("GATC" or the "Company") and, unless otherwise specified in the Prospectus Supplement, The First National Bank of Chicago (the "Pass Through Trustee"), as pass through trustee under each Trust. Each Pass Through Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interest in respect of any other Trust. The property of each Trust will consist of equipment notes (the "Equipment Notes") (a) issued, with recourse to GATC, by GATC to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, certain railcars (the "Equipment Units"), which have been or will be purchased by GATC (the "Owned Equipment") or (b) issued on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the equipment cost of Equipment Units which have been or will be leased to GATC (the "Leased Equipment"). The Prospectus Supplement relating to each offering of Pass Through Certificates will describe certain terms of the Pass Through Certificates being offered, the Trust or Trusts relating thereto, the Equipment Notes to be purchased by such Trust or Trusts, the Equipment Units relating to such Equipment Notes and the leveraged lease transactions, if any, relating thereto.

The Equipment Notes issued in respect of the Leased Equipment (the "Leased Equipment Notes") will not be direct obligations of, or guaranteed by, GATC, but the amounts unconditionally payable by GATC for the lease of such Leased Equipment will be sufficient to pay in full when due all payments required to be made on such Leased Equipment Notes. The Equipment Notes issued in respect of the Owned Equipment (the "Owned Equipment Notes") will be direct obligations of GATC, secured by a security interest in the Owned Equipment.

Equipment Notes may be issued in respect of Equipment Units in one or more series, each series having a different interest rate and final maturity date. A separate Trust will purchase one or more series of the Equipment Notes issued with respect to each group of Equipment Units (an "Equipment Group"). All of the Equipment Notes held in such Trust will have an interest rate equal to the interest rate applicable to the Pass Through Certificates issued by such Trust and maturity dates occurring on or before the final distribution date applicable to such Pass Through Certificates. The Equipment Notes issued with respect to each Equipment Group will be secured by a security interest in such Equipment Group and, in the case of the Leased Equipment, by the lease relating thereto (each, a "Lease"), including the right to receive rentals payable in respect of such Equipment Group by GATC.

Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Pass Through Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Pass Through Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Trust.

The Pass Through Certificates may be sold through underwriters, dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December   , 1995

                             AVAILABLE INFORMATION

     General American Transportation Corporation, a New York corporation ("GATC" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by GATC with the Commission can be inspected and copied at the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities of the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. GATC has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                      DOCUMENTS INCORPORATED BY REFERENCE

     GATC's Annual Report on Form 10-K for the year ended December 31, 1994, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995, respectively, and its Current Report on Form 8-K dated July 19, 1995 heretofore filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference.

     All documents filed by GATC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

     GATC will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless specifically incorporated therein). Requests for such documents should be directed to General American Transportation Corporation, 500 West Monroe Street, Chicago, Illinois 60661-3676, Attention: Secretary (telephone 312-621-6200).

                                  THE COMPANY

     GATC is a wholly owned subsidiary of GATX Corporation ("GATX") and is principally engaged in railcar leasing and management. GATX Terminals Corporation ("Terminals"), a wholly owned subsidiary of the Company, is engaged in the operation of public bulk liquid terminals and domestic pipeline systems. The Company is the largest lessor of railroad tank cars in the United States, and Terminals is one of the largest independent operators of public bulk liquid terminals in the world. The principal offices of the Company are located at 500 West Monroe Street, Chicago, Illinois 60661-3676 (telephone: (312) 621-6200).

     The Company leases specialized railcars, primarily tank cars and to a lesser extent Airslide(R) covered hoppers and plastic pellet cars, under full service leases. The Company's railcars have a useful life of approximately 30 to 33 years. The average age of the railcars in the Company's fleet is approximately

15 years. The Company's customers typically lease new equipment for a term of five years or longer, whereas renewals or leases of used cars are typically for periods ranging from less than a year to seven years with an average lease term of about three years. Under its full service leases, the Company maintains and services its railcars, pays ad valorem taxes and provides many ancillary services.

     Terminals is engaged in the storage, handling and intermodal transfer of petroleum and chemical commodities at key points in the bulk liquid distribution chain. Terminals owns and operates terminals in the United States and the United Kingdom; Terminals also has joint venture interests in facilities in Europe and the Pacific Rim. All of its terminals are located near major distribution and transportation points and most are capable of receiving and shipping bulk liquids by ship, rail, barge and truck. Many of the terminals are also linked with major interstate pipelines. In addition to storing, handling and transferring bulk liquids, Terminals also provides blending and testing services at most of its facilities.

RELATIONSHIP WITH GATX

     All of the Company's outstanding common stock is owned by GATX. GATX is also the parent of American Steamship Company, a shipping company which operates self-unloading vessels on the Great Lakes, GATX Logistics, Inc., which provides distribution and logistics support services, warehousing facilities, and related real estate services throughout North America, and GATX Financial Services, which through its principal subsidiary, GATX Capital Corporation as well as its subsidiaries and joint ventures, arranges and services the financing of equipment and other capital assets on a worldwide basis.

     GATX will not guarantee the Pass Through Certificates and does not guarantee any other indebtedness of the Company. The Company, in the normal course of business, pays dividends to GATX to provide for GATX's normal operating expenses. Additional amounts have been advanced to GATX from time to time for general corporate purposes, the redemption of GATX preferred stock and the retirement of debt. In addition, GATX may make advances to subsidiaries of the Company in the normal course of business. These advances have no fixed maturity date.

                            FORMATION OF THE TRUSTS

     In respect of each offering of Pass Through Certificates, one or more Trusts will be formed, and the related Pass Through Certificates will be issued, pursuant to separate Trust Supplements to be entered into between the Pass Through Trustee and GATC in accordance with the terms of the Basic Agreement. All Pass Through Certificates with respect to each Trust will represent fractional undivided interests in such Trust and the property held in such Trust, and will have no rights, benefits or interest in respect of any other Trust or the property held therein. Concurrently with the execution and delivery of each Trust Supplement, the Pass Through Trustee, on behalf of the Trust formed thereby, will enter into one or more financing, refinancing, purchase or participation agreements (each such agreement being herein referred to as a "Participation Agreement") relating to one or more Equipment Groups described in the applicable Prospectus Supplement. Pursuant to the applicable Participation Agreement, the Pass Through Trustee, on behalf of such Trust, will purchase the Equipment Notes issued with respect to each such Equipment Group so that all of the Equipment Notes held in such Trust will have an interest rate equal to the interest rate applicable to the Pass Through Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Pass Through Certificates issued with respect to such Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders of the Pass Through Certificates with respect to the Trust in which such Equipment Notes are held. See "Description of the Pass Through Certificates" and "Description of the Equipment Notes."

                                USE OF PROCEEDS

     The Pass Through Certificates offered pursuant to any Prospectus Supplement will be issued in order to facilitate the financing of all or a portion of the cost of Owned Equipment described in such Prospectus Supplement or the financing or refinancing of the debt component of one or more separate leveraged lease transactions entered into by GATC, as lessee, with respect to Leased Equipment described therein. The proceeds from the sale of such Pass Through Certificates will be used by the Pass Through Trustee on behalf of the applicable Trust or Trusts to purchase, at par, the Owned Equipment Notes issued by GATC to finance all or a portion of the cost of Owned Equipment purchased or to be purchased by GATC or the Leased Equipment Notes to be issued by the respective Owner Trustee or Owner Trustees to finance or refinance all or a portion of the equipment cost of Leased Equipment. Simultaneously with the acquisition of such Leased Equipment, the respective Owner Trustee leased or will lease such Leased Equipment to GATC. As described in the applicable Prospectus Supplement, a portion of the Equipment Notes issued with respect to one or more Equipment Groups may be purchased by investors other than the Pass Through Trustee. Unless otherwise specified in the applicable Prospectus Supplement, GATC will use the proceeds from each Owned Equipment Note issued by it and from each separate leveraged lease transaction for general corporate purposes.

     The Equipment Notes with respect to each Equipment Group will be issued under a separate Trust Indenture and Security Agreement (each, an "Indenture") between a bank or trust company as trustee thereunder (each, an "Indenture Trustee") and (a) with respect to the Owned Equipment, GATC or (b) with respect to the Leased Equipment, an owner trustee, not in its individual capacity (except as expressly set forth therein) but solely as trustee (each, an "Owner Trustee"), of a separate trust for the benefit of one or more institutional or corporate investors (each, an "Owner Participant"). In the case of Leased Equipment, each Owner Participant will provide, from sources other than the Equipment Notes, the balance of the equipment cost of the related Equipment Group. No Owner Participant, however, will be personally liable for any amount payable under the related Indenture or the Leased Equipment Notes issued thereunder. Subject to certain restrictions, each Owner Participant may transfer its interest in the related Equipment Group.

     Because GATC's obligation to make payments on the Owned Equipment Notes and to make payments under the Leases relating to the Leased Equipment Notes will be unconditional, and not affected by the financial performance of the railcars within the related Equipment Groups, GATC believes that historical financial information with respect to the Equipment Groups will not be relevant to purchasers of the Pass Through Certificates.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     In connection with each offering of Pass Through Certificates, one or more separate Trusts will be formed and one or more series of Pass Through Certificates will be issued pursuant to the Basic Agreement and one or more Trust Supplements to be entered into between GATC and the Pass Through Trustee. The following summary relates to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Pass Through Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. Citations to the relevant sections of the Basic Agreement appear below in parentheses. The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The form of the Trust Supplement relating to each series of Pass Through Certificates and the forms of the Leases, if any, Participation Agreements, Indentures and Equipment Notes relating thereto will be filed as exhibits to a report by the Company on Form 8-K, 10-Q, or 10-K, as applicable, to be filed with the Commission following the offering of such series of Pass Through Certificates.

GENERAL

     The Pass Through Certificates of each Trust will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Trust created by the Trust Supplement pursuant to which such Pass Through Certificate is issued. The property of each Trust will include the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Trust. Each Pass Through Certificate will correspond to a pro rata share of the outstanding principal amount of the Equipment Notes and other property held in the related Trust and will be issued in denominations of $1,000 or any integral multiple of $1,000. (Sections 2.01, 2.02 and 3.01)

     Except as otherwise provided in the applicable Trust Supplement, Pass Through Certificates will be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") and no person acquiring an interest in Pass Through Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the related Trust unless "Definitive Certificates" are issued as described below. Unless Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. See "Description of the Pass Through Certificates -- Book-Entry Registration." (Section 3.09)

     Interest will be passed through to Certificateholders of each Trust at the rate per annum set forth on the cover page of the applicable Prospectus Supplement and will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Pass Through Certificates of each series represent interests only in the related Trust and all payments and distributions shall be made only from the related Trust Property. (Section 3.08) The Pass Through Certificates do not represent an interest in or obligation of GATC, the Pass Through Trustee, the Owner Trustee, if any, in its individual capacity, the Owner Participant, if any, or any affiliate of any thereof.

     The Basic Agreement does not and, except as otherwise described in the applicable Prospectus Supplement, the Indentures will not, include financial covenants or "event risk" provisions specifically designed to afford Certificateholders protection in the event of a highly leveraged transaction affecting GATC. However, the Certificateholders of each series will have the benefit of a lien on the specific Equipment Group securing the related Equipment Notes held in the related Trust, as discussed under the caption "Description of the Equipment Notes -- Security."

BOOK-ENTRY REGISTRATION

     Except as otherwise described in the applicable Prospectus Supplement, Pass Through Certificates will be subject to the provisions described under this caption for book-entry registration with DTC.

     DTC. DTC has advised GATC that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Pass Through Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants, which thereafter will forward them to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. The only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates and to receive and transmit distributions of principal of, premium, if any, and interest on the Pass Through Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Pass Through Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

     GATC understands that DTC will take any action permitted to be taken by Certificateholders only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, GATC understands that DTC will take such actions with respect to any specified percentage of the beneficial interest of Certificateholders held in each Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

     Neither GATC nor the Pass Through Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Pass Through Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The information contained in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     DEFINITIVE CERTIFICATES. With respect to each Trust, the related Pass Through Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) GATC advises the Pass Through Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Pass Through Certificates and the Pass Through Trustee or GATC is unable to locate a qualified successor,
(ii) GATC, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default (as defined below), Certificate Owners representing an aggregate percentage interest in such Trust of not less than a majority advise the Pass Through Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 3.09)

     Upon the occurrence of any event described in the immediately preceding paragraph, the Pass Through Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Pass Through Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners. (Section 3.09)

     Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Pass Through Trustee in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, directly to holders of Definitive Certificates in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained with respect to the applicable Trust. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Section 4.02)

     Definitive Certificates will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required. (Section 3.04)

     SAME-DAY SETTLEMENT AND PAYMENT. Settlement for the Pass Through Certificates will be required to be made in immediately available funds. So long as the Pass Through Certificates are registered in the name of Cede, all payments made by GATC to the Indenture Trustees, as assignees of the Owner Trustees' rights under the Leases, in the case of Leased Equipment Notes, or on the Owned Equipment Notes, in the case of Owned Equipment Notes, will be in immediately available funds and will be passed through by the Pass Through Trustee to DTC in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Pass Through Certificates will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

PAYMENTS AND DISTRIBUTIONS

     Payments received by the Pass Through Trustee of principal of, premium, if any, and interest on the Equipment Notes held in each Trust will be distributed by the Pass Through Trustee to the Certificateholders of such Trust on the date such receipt is confirmed, except in certain cases when some or all of such Equipment Notes are in default. See "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."

     Payments of principal of, and interest on the unpaid principal amount of, the Equipment Notes held in each Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal of, and interest on, the Equipment Notes are herein referred to as "Scheduled Payments," and the dates specified therefor in the applicable Prospectus Supplement are herein referred to as "Regular Distribution Dates"). The Pass Through Trustee of each Trust will distribute on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Pass Through Trustee on such Regular Distribution Date. Each such distribution of Scheduled Payments will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates of such Trust on the fifteenth day immediately preceding such Regular Distribution Date, subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the Pass Through Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust. Scheduled Payments of principal on the Equipment Notes held in each Trust will be set forth in the applicable Prospectus Supplement. After a partial or full prepayment or default in respect of some or all of such Equipment Notes, a Certificateholder should refer to the information with respect to the Pool Balance and the Pool Factor for such Trust reported periodically by the Pass Through Trustee. See "Description of the Pass Through Certificates -- Pool Factors" and "Description of the Pass Through Certificates -- Statements to Certificateholders."

     Payments of principal, premium, if any, and interest received by the Pass Through Trustee on account of a partial or full prepayment, if any, of the Equipment Notes held in a Trust, and payments received by the Pass Through Trustee following a default in respect of the Equipment Notes held in a Trust (including, in the case of Leased Equipment Notes, payments received by the Pass Through Trustee on account of their purchase by the related Owner Trustee or payments received on account of the sale of such Equipment Notes by the Pass Through Trustee) ("Special Payments") will be distributed on the dates specified therefor in the applicable Prospectus Supplement (a "Special Distribution Date"). In general, the Pass Through Trustee will mail notice to the Certificateholders of record of any Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Pass Through Trustee stating such anticipated Special Distribution Date. (Section 4.02) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates of such Trust on the fifteenth day preceding such Special Distribution Date. See "Description of the Equipment Notes -- Prepayments" and "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."

     The Basic Agreement requires that the Pass Through Trustee establish and maintain, for each Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust. (Section 4.01) The Basic Agreement also requires that the Pass Through Trustee establish and maintain, for each Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments.

     Pursuant to the terms of the Basic Agreement, the Pass Through Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Pass Through Trustee on a Regular Distribution Date or a Special Distribution Date as appropriate. (Section 4.02)

     At such time, if any, as the Pass Through Certificates of any Trust are issued in the form of Definitive Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from the Certificate Account or the Special Payments Account of such Trust on a Regular Distribution Date or a Special Distribution Date, as appropriate, will be made by check mailed to each Certificateholder of such Trust of record on the applicable record date at its address appearing on the register maintained with respect to such Trust. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "Description of the Pass Through Certificates -- Termination of the Trusts."

     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest. (Section 12.10)

POOL FACTORS

     Unless there has been a prepayment, or a default in respect of one or more issues of the Equipment Notes held in a Trust, as described in the applicable Prospectus Supplement or below in "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default," the Pool Factor for such Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of a partial or full prepayment or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to Certificateholders of such Trust. Each Trust will have a separate Pool Factor and Pool Balance.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the related escrow account (other than earnings thereon). The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust, as of any date, is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust, by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of record of such Trust on each Regular Distribution Date and Special Distribution Date.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, if any, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, if any, setting forth the following information (per $1,000 in aggregate principal amount of Pass Through Certificates for such Trust, as to (i) and (ii) below):

     (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

    (ii)  the amount of such distribution allocable to interest; and

   (iii)  the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

     So long as the Pass Through Certificates of any Trust are registered in the name of Cede, as nominee for DTC, on the applicable record date prior to each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such Trust on such record date. On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificate Owners. (Section 3.09)

     In addition, after the end of each calendar year, the Pass Through Trustee will prepare for each Certificateholder of record of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Pass Through Certificates of a Trust are issued in the form of Definitive Certificates, the Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Trust as the name and period of record ownership of such Certificateholder appears on the records of the Registrar of the Pass Through Certificates.

VOTING OF EQUIPMENT NOTES

     The Pass Through Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes under the applicable Indenture. The Basic Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Trust. Prior to an Event of Default with respect to any Trust, the principal amount of the Equipment Notes held in such Trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Trust taking the corresponding position. (Sections 6.01 and 10.01)

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Basic Agreement defines an event of default with respect to a Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default will be described in the applicable Prospectus Supplement and, in the case of Leased Equipment Notes, will include events of default under the related Lease. Because the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default with respect to each such Trust. There will be, however, no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture (or a default under any other indebtedness of the Company) will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, the Equipment Notes issued pursuant to the related Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Trust and payments of principal and interest on such Equipment Notes will continue to be distributed to the holders of the Pass Through Certificates of such Trust as originally scheduled.

     In the case of Leased Equipment, the Owner Trustee and the Owner Participant under each Indenture will each have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default with respect to the related Trust or Trusts will be deemed to be cured.

     The Basic Agreement provides that, as long as an Indenture Event of Default under any Indenture relating to Equipment Notes held in a Trust shall have occurred and be continuing, the Pass Through Trustee of such Trust may vote all of the Equipment Notes issued under such Indenture that are held in such Trust, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, shall vote not less than a corresponding majority of such Equipment Notes in favor of directing the related Indenture Trustee to declare the unpaid principal amount of all Equipment Notes issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Basic Agreement also provides that, if an Indenture Event of Default under any Indenture relating to Equipment Notes held in a Trust shall have occurred and be continuing, the Pass Through Trustee of such Trust may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, subject to certain conditions, vote all of the Equipment Notes issued under such Indenture that are held in such Trust in favor of directing the related Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Sections 6.01 and 6.04)

     The ability of the holders of the Pass Through Certificates issued with respect to any one Trust to cause the Indenture Trustee with respect to any Equipment Notes held in such Trust to accelerate the payment on such Equipment Notes under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture will depend, in part, upon the percentage of the aggregate principal amount of all Equipment Notes outstanding under such Indenture that are represented by the Equipment Notes outstanding under such Indenture and held in such Trust. Each Trust will hold Equipment Notes with different terms from those of the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Equipment Group. In addition, so long as the same institution acts as Pass Through Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Pass Through Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the Pass Through Trustee has indicated that it would resign as trustee of one or all such Trusts, and a successor trustee for one or all of such Trusts would be appointed in accordance with the terms of the Basic Agreement.

     As an additional remedy, if an Indenture Event of Default shall have occurred and be continuing, the Basic Agreement provides that the Pass Through Trustee of a Trust holding Equipment Notes issued under such Indenture may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, sell all or part of such Equipment Notes for cash to any person. (Sections 6.01 and 6.02) Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of each Trust, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Pass Through Trustee sells any such Equipment Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against GATC, the related Owner Trustee or the related Owner Participant, in the case of any Leased Equipment, or the Pass Through Trustee. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Event of Default existed with respect thereto.

     Any amount distributed to the Pass Through Trustee of any Trust by the Indenture Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Event of Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Indenture relating to Leased Equipment, the related Owner Trustee exercises its option, if any, to purchase the outstanding Leased Equipment Notes issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee to the Pass Through Trustee of any Trust for the Leased Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds held by the Pass Through Trustee in the Special Payments Account for a Trust representing either payments received with respect to any Equipment Notes held in such Trust following an Indenture Event of Default or proceeds from the sale by the Pass Through Trustee of any such Equipment Notes, shall, to the extent practicable, be invested and reinvested by the Pass Through Trustee in Permitted Government Investments pending the distribution of such funds on a Special Distribution Date. Permitted Government Investments are defined as being obligations of the United States and agencies thereof maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Sections 4.01 and 4.04)

     The Basic Agreement provides that the Pass Through Trustee of each Trust shall, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Pass Through Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Certificateholders. The term "default," for the purpose of the provision described in this paragraph only, shall mean the occurrence of any Event of Default with respect to a Trust as specified above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Section 7.02)

     The Basic Agreement contains a provision entitling the Pass Through Trustee of each Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Pass Through Certificates of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders. (Section 7.03)

     In certain cases, the holders of Pass Through Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all Pass Through Certificates of such Trust waive any past default or Event of Default with respect to such Trust and thereby annul any direction given by the Pass Through Trustee on behalf of such holders to the related Indenture Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any such payment, (ii) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, and (iii) a default in respect of any covenant or provision of the Basic Agreement or the related Trust Supplement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. In the event of a waiver with respect to a Trust as described above, the principal amount of the Equipment Notes issued under the related Indenture held in such Trust shall be counted as waived in the determination of the majority in aggregate unpaid principal amount of Equipment Notes required to waive a default or an Indenture Event of Default under such Indenture. Therefore, if the Certificateholders of a Trust waive a past default or Event of Default such that the principal amount of the Equipment Notes held in such Trust constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture shall be waived. For a discussion of waivers of Indenture Events of Default under the Indentures, see "Description of the Equipment Notes -- Indenture Events of Default and Remedies."

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting GATC and the Pass Through Trustee of each Trust to enter into supplemental trust agreements, without the consent of the holders of any of the Pass Through Certificates of such Trust, (i) to evidence the succession of another corporation to GATC and the assumption by such corporation of GATC's obligations under the Basic Agreement and the applicable Trust Supplement, (ii) to add to the covenants of GATC for the benefit of the holders of such Pass Through Certificates, (iii) to cure any ambiguity, to correct any manifest error or to correct or supplement any defective or inconsistent provision of such Basic Agreement, the applicable Trust Supplement or any supplemental trust agreement, or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interest of the holders of such Pass Through Certificates, (iv) to evidence and provide for a successor Trustee for some or all of the Trusts, or (v) to make any other amendments or modifications which shall only apply to Pass Through Certificates of one or more series to be issued thereafter. (Section 9.01)

     The Basic Agreement also contains provisions permitting GATC and the Pass Through Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of such Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Pass Through Certificate of such Trust, or make distributions payable in coin or currency other than that provided for in such Pass Through Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement. (Section 9.02)

MODIFICATION AND CONSENTS AND WAIVERS UNDER THE INDENTURES AND RELATED
AGREEMENTS

     In the event that the Pass Through Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, Lease, if any, or other document relating to such Equipment Notes, which requires the consent of the Certificateholders of such Trust, the Pass Through Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Trust as of the date of such notice. The Pass Through Trustee shall request instructions from the Certificateholders of such Trust as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee shall vote or consent with respect to such Equipment Notes in such Trust in the same proportion as the Pass Through Certificates of such Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default in respect of such Trust shall have occurred and be continuing, the Pass Through Trustee, subject to the voting instructions referred to under "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default," may in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee to which such consent relates. (Section 10.01)

TERMINATION OF THE TRUSTS

     The obligations of GATC and the Pass Through Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Pass Through Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such notice of termination. (Section 11.01)

DELAYED PURCHASE

     In the event that, on the date of issuance of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Pass Through Trustee will hold the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Notes in an escrow account pending the purchase of the Equipment Notes not so purchased. Such proceeds will be invested in Specified Investments at the direction and risk of, and for the account of, GATC. Earnings on Specified Investments in the escrow account for each Trust will be paid to GATC periodically, and GATC will be responsible for any losses realized on such Specified Investments. (Section 2.02)

     On the Regular Distribution Date occurring after the issuance of such Pass Through Certificates, GATC will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on any Equipment Notes which are purchased after the date of the issuance of such Pass Through Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of such Equipment Notes by the Pass Through Trustee. (Section 2.02)

     To the extent that Equipment Notes are not purchased by the Pass Through Trustee on or prior to the date specified in the applicable Prospectus Supplement, the unexpended proceeds from the sale of such Pass Through Certificates, together with interest thereon at the rate applicable to such Pass Through Certificates, will be distributed to the holders of such Pass Through Certificates as a Special Payment.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     GATC will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless any successor or transferee corporation shall be a corporation organized and existing under the laws of the United States or any state or the District of Columbia and shall expressly assume all of the obligations of GATC contained in the Basic Agreement, and, in the case of Leased Equipment Notes held in a Trust, both immediately prior to and after giving effect to such consolidation, merger or transfer, no Lease Event of Default shall have occurred and be continuing. (Section 5.02)

THE PASS THROUGH TRUSTEE

     Unless otherwise specified in the applicable Prospectus Supplement, The First National Bank of Chicago will be the Pass Through Trustee for each of the Trusts. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Section 7.05) With certain exceptions, the Pass Through Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases, if any, or other related documents. (Section 7.04) Unless otherwise specified in a Prospectus Supplement, The First National Bank of Chicago will also be the Indenture Trustee of the Indentures under which the Equipment Notes are issued. The Company maintains banking relationships in the ordinary course of business with The First National Bank of Chicago.

     The Pass Through Trustee may resign with respect to any or all of the Trusts at any time, in which event GATC will be obligated to appoint a successor trustee. If the Pass Through Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, GATC may remove such Trustee. In addition, any holder of Pass Through Certificates of such Trust for at least six months may in such circumstances, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Pass Through Trustee with respect to a Trust and appointment of the successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Section 7.09) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

     The Basic Agreement provides that GATC will pay the Pass Through Trustee's fees and expenses and will indemnify the Pass Through Trustee in accordance with the Participation Agreement with respect to certain taxes. To the extent not indemnified by GATC with respect to such taxes, the Pass Through Trustee may be entitled to be reimbursed by the applicable Trust. (Section 7.07)

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are summaries and do not purport to be complete. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summaries will apply to the Equipment Notes, the Indenture, the Lease, if any, and the Participation Agreement relating to each Equipment Group. Additional provisions with respect to the Equipment Notes, the Indentures, the Leases, if any, and the Participation Agreements relating to any particular Equipment Group will be described in the applicable Prospectus Supplement.

GENERAL

     Each Equipment Note issued under the same Indenture will relate to a single Equipment Group. The Equipment Notes with respect to each Equipment Group will be issued under a separate Indenture between the related Indenture Trustee and GATC (in the case of Owned Equipment Notes) or the related Indenture Trustee and the Owner Trustee of a trust for the benefit of the Owner Participant which is the beneficial owner of such Equipment Group (in the case of Leased Equipment Notes).

     GATC's obligations under each Indenture relating to Owned Equipment and under the related Owned Equipment Notes will be direct obligations of GATC, secured by a security interest in such Owned Equipment. The Leased Equipment Notes will be nonrecourse obligations of the related Owner Trustee. Except in certain circumstances involving GATC's purchase of Leased Equipment and the assumption of the Leased Equipment Notes related thereto, the Leased Equipment Notes will not be direct obligations of, or guaranteed by, GATC; however. GATC will be obligated to make or cause to be made rental and other payments to the related Owner Trustee under the Lease of the related Equipment Group in amounts that will be at least sufficient to pay when due all payments required to be made on the Leased Equipment Notes issued with respect to such Equipment Group. GATC's rental obligations under each Lease will be general obligations of GATC.

PRINCIPAL AND INTEREST PAYMENTS

     Interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

     If any date scheduled for any payment of principal of, premium, if any, or interest on the Equipment Notes is not a Business Day, such payment may be made on the next succeeding Business Day without any additional interest.

PREPAYMENTS

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Notes may be prepaid or purchased, the premium (if any) related to certain prepayments or purchases and other terms applying to prepayments or purchases of such Equipment Notes.

SECURITY

     The Leased Equipment Notes issued with respect to an Equipment Group will be secured by (i) an assignment by the related Owner Trustee to the related Indenture Trustee of such Owner Trustee's rights (except for certain limited rights described in the Prospectus Supplement) under the Lease with respect to such Equipment Group, including the right to receive payments of rent thereunder and (ii) a perfected security interest to such Indenture Trustee in such Equipment Group, subject to the rights of GATC under such Lease. Unless and until an Indenture Event of Default with respect to an Equipment Group has occurred and is continuing, the Indenture Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder.

     The Owned Equipment Notes issued with respect to an Equipment Group will be secured by a perfected security interest from GATC to the related Indenture Trustee in such Equipment Group.

     The Equipment Notes issued under different Indentures will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Equipment Group will not be secured by any other Equipment Group or, in the case of Leased Equipment Notes, the Lease related to any other Equipment Group.

     GATC will be required to file each Indenture, any indenture supplement, each Lease, if any, and any lease supplement with respect to each Equipment Group under the Interstate Commerce Act (or successor law) and will be further required to deposit such documents with the Registrar General of Canada under the Railway Act of Canada and to publish notice of such deposit in accordance with such

Act. The filing under the Interstate Commerce Act (or successor law) will give the Indenture Trustee a perfected security interest in each Equipment Unit in such Equipment Group whenever it is located in the United States and in the Lease, if any. Such deposit and publication in Canada will be done in order to protect the lien of the Indenture Trustee in and to the Lease, if any, and the Equipment Units created by the Indenture in Canada or any province or territory thereof, to the extent provided for in the Railway Act of Canada.

     Each Equipment Unit may be operated by GATC or, subject to certain limitations, under sublease or interchange arrangements in the United States, Canada or Mexico. The extent to which the Indenture Trustee's security interest would be recognized in an Equipment Unit located in countries other than the United States is uncertain.

     Funds, if any, held from time to time by the Indenture Trustee with respect to any Equipment Units, including funds held as the result of the loss or destruction of such Equipment Units or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Indenture Trustee, at the direction of GATC (except in the case of a Lease Event of Default under the applicable Lease, if any), in Specified Investments. GATC will pay the amount of any loss resulting from any such investment directed by it.

     GATC will be obligated, at its cost and expense, to maintain, repair and keep each Equipment Unit in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations.

LIMITATION OF LIABILITY

     The Owned Equipment Notes will be direct obligations of GATC. Except in certain circumstances involving GATC's purchase of Leased Equipment and the assumption of the Leased Equipment Notes related thereto, the Leased Equipment Notes will not be direct obligations of, or guaranteed by, GATC or the Owner Trustees. None of the Owner Trustees, the Owner Participants or the Indenture Trustees, or any affiliates thereof, shall be personally liable to any holder of a Leased Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Indenture Trustees for any amounts payable under the Leased Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. Except in the circumstances described above, all payments of principal of, premium, if any, and interest on Leased Equipment Notes issued with respect to any Equipment Group (other than payments made in connection with an optional prepayment or purchase by the related Owner Trustee) will be made only from the assets subject to the lien of the Indenture with respect to such Equipment Group or the income and proceeds received by the related Indenture Trustee therefrom (including rent payable by GATC under the Lease with respect to such Equipment Group).

     Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity shall not be answerable or accountable under the Indentures or under the Leased Equipment Notes under any circumstances except for its own wilful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Leased Equipment Notes to the Indenture Trustees or to any holder of any Leased Equipment Note.

INDENTURE EVENTS OF DEFAULT AND REMEDIES

     The applicable Prospectus Supplement will describe the Indenture Events of Default under the related Indentures, the remedies that the Indenture Trustee may exercise with respect to the related Equipment Group, either at its own initiative or upon instruction from holders of the related Equipment Notes, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. There will be no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture (or a default under any other indebtedness of the Company) will not necessarily result in an Indenture Event of Default under any other Indenture.

     In the case of Leased Equipment Notes, in the event of the bankruptcy of an Owner Participant, it is possible that, notwithstanding that the related Equipment Group is owned by an Owner Trustee in trust, such Equipment Group and the Lease and the Leased Equipment Notes related thereto might become part of the bankruptcy proceeding. In such event, payments on such Leased Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and the related Equipment Group. In addition, in the event of an Owner Participant bankruptcy, the estate might seek court approval to reject the related Lease as an executory contract. Such a Lease rejection, if successful, would leave the Indenture Trustee as a secured creditor in respect of the related Equipment Group with a claim for damages against the estate.

THE LEASES

     In the case of Leased Equipment Notes, the following provisions will be applicable unless otherwise disclosed in the Prospectus Supplement.

     TERM AND RENTALS. In the case of Leased Equipment, each Equipment Group will be leased separately by the related Owner Trustee to GATC for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Equipment Notes issued with respect to such Equipment Group unless previously terminated as permitted by the related Lease. The basic rental payments by GATC under each Lease will be payable on the dates specified in the applicable Prospectus Supplement, and will be assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Leased Equipment Notes issued under such Indenture. Although in certain cases the basic rental payments under the Leases may be adjusted, under no circumstances will rental payments be less than the scheduled payments of principal and interest on the Leased Equipment Notes issued under the Indenture relating to such Lease. The balance of any basic rental payments under each Lease, after payment of the scheduled principal and interest on the Leased Equipment Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. GATC's obligation to pay rent and to cause other payments to be made under each Lease will be a general obligation of GATC.

     NET LEASE. GATC's obligations in respect of each Equipment Group leased by an Owner Trustee will be those of a lessee under a "net lease." Accordingly, GATC will be obligated, at its cost and expense, to maintain, repair and keep each Equipment Unit in any such Equipment Group in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations and consistent with maintenance practices used by GATC in respect of equipment owned or leased by GATC similar in type to such Equipment Unit. Subject to certain exceptions, GATC will, at its expense, make all alterations, replacements or modifications required to be made by the Association of American Railroads, the United States Department of Transportation, or any other United States, state or local governmental agency. GATC reserves the right to contest the validity or applicability of any required alterations, replacements or modifications. GATC shall have the right to make alterations, modifications and improvements with respect to each Equipment Unit in any such Equipment Group, provided that no such alteration, modification or improvement shall materially diminish the fair market value, utility or remaining economic useful life of such Unit.

     INSURANCE. Unless waived or otherwise excused by the terms of any Lease, GATC will be required to procure from reputable insurance companies, property damage and public liability insurance, and, subject to certain limited exceptions, maintain such insurance in such amounts and for such risks and with such insurance companies and subject to such deductibles and self insurance no less comprehensive in amounts and against risks customarily insured against by GATC in respect of equipment owned or leased by it similar in type to the related Equipment Units and consistent with prudent industry standards for companies engaged in full service leasing of railcars, if any.

     LEASE EVENTS OF DEFAULT; REMEDIES. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Lease, the remedies that the Owner Trustee, or Indenture

Trustee as assignee of the Owner Trustee, may exercise with respect to an Equipment Group, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

     Lease Events of Default under each Lease will include, among other things,
(a) failure by GATC to make rental payments under the Lease, (b) failure to maintain insurance as required by the Lease, (c) use of the Equipment Group in contravention of the Lease, (d) breach of any representation or warranty made by GATC in the Lease or in the related Participation Agreement and (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of GATC. Upon the occurrence of a Lease Event of Default under any Lease, the related Indenture Trustee, as assignee of the related Owner Trustee's rights under such Lease, will be entitled to repossess the Equipment Units and use or sell such Equipment Units free and clear of GATC's rights therein.

     If GATC were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, GATC or its bankruptcy trustee could reject any or all Leases to which it is a party. In such event, there could be no assurance that the amount of any claim for damages under such Leases that would be allowed in such bankruptcy case would be in an amount sufficient to provide for the repayment of the related Leased Equipment Notes. In any case, rejection of a Lease by GATC or its bankruptcy trustee would not deprive the related Indenture Trustee of its security interest in the related Equipment Group.

     GATC is not a railroad, and the protections against the automatic stay in bankruptcy under Section 1168 of the Bankruptcy Code which are granted to lessors, conditional vendors and purchase money financiers of rolling stock to a common carrier by railroad will not be available to an Indenture Trustee upon the occurrence of a Lease Event of Default.

THE PARTICIPATION AGREEMENTS

     GATC will be required to indemnify each Indenture Trustee and the Pass Through Trustee and, in the case of Leased Equipment, each Owner Participant and Owner Trustee for certain losses and claims and for certain other matters. Each Owner Participant will be required to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture that arise out of any act of or failure to act by or claim against such Owner Participant. Subject to certain restrictions, each Owner Participant may transfer its interest in the related Equipment Group.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may be purchased by an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A fiduciary of a Plan must determine that the purchase of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion by GATC of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion below does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, dealers in securities, financial institutions or foreign investors) may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Pass Through Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates, including the advisability of making any election discussed below. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. It is anticipated that the Trusts will not be indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on any Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust.

     Mayer, Brown & Platt, counsel to GATC, has advised GATC that, in its opinion, based upon its interpretation of analogous authorities under currently applicable law, the Trusts will not be classified as associations taxable as corporations, but, rather will be classified as grantor trusts under subpart E,
Part I of Subchapter J of the Code, and that each Certificateholder of a Trust will be treated as the owner of a pro rata undivided interest in each of the Equipment Notes or any other property held in such Trust.

GENERAL

     GATC believes that each Certificateholder in a Trust will be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes or any other property held in such Trust, in accordance with such Certificateholder's method of accounting. A Certificateholder using the cash method of accounting should take into account its pro rata share of income as and when received by the Pass Through Trustee of such Trust. A Certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by such Trustee, whichever is earlier.

     A purchaser of a Pass Through Certificate will be treated as purchasing an interest in each Equipment Note and any other property in a Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Notes and other property in proportion to their fair market values at the time of purchase of such Pass Through Certificate. GATC believes that at the time of formation of a particular Trust, the purchase price paid for a Pass Through Certificate with respect to such Trust by an original purchaser of a Pass Through Certificate will be allocated among the Equipment Notes in such Trust in proportion to their respective principal amounts. The portion of such Certificateholder's purchase price allocated to each Equipment Note will constitute such Certificateholder's initial tax basis in such Equipment Note.

SALES OF PASS THROUGH CERTIFICATES

     A Certificateholder's tax basis in a Pass Through Certificate will equal its cost of such Pass Through Certificate, reduced by any amortized premium (as described below) and any payments other than interest made on such Pass Through Certificate and increased by any market discount or original issue discount included in the Certificateholder's income. A Certificateholder that sells a Pass Through Certificate will recognize gain or loss (in the aggregate) in an amount equal to the difference between its adjusted tax basis in the Pass Through Certificate and the amount realized on the sale (except to the extent attributable to accrued interest, which should be taxable as interest income) and, if an Equipment Note or other asset of the related Trust is disposed of, or an Equipment Note of the related Trust is prepaid, a Certificateholder will recognize gain or loss (in the aggregate) in an amount equal to the difference between such Certificateholder's adjusted tax basis in such Equipment Note or other asset and the Certificateholder's pro rata portion of the amount realized on the disposition by the Trust or upon such prepayment (except to the extent attributable to accrued interest, which should be taxable as interest income). Subject to the market discount provisions of the Code (described below), any such gain or loss will be capital gain or loss if the Pass Through Certificate was held as a capital asset and, if the Pass Through Certificate was held for more than one year, will be long-term capital gain or loss to the extent the Equipment Notes have been held by a Trust for more than one year. Any long-term capital gains realized will be taxable under current law to corporate taxpayers at the rates applicable to ordinary income, and to individual taxpayers at a maximum marginal rate of 28%. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

MARKET DISCOUNT

     A purchaser of a Pass Through Certificate will be considered to have acquired an interest in an Equipment Note held in a Trust at a "market discount" to the extent the remaining principal amount of such Equipment Note allocable to the Pass Through Certificate exceeds the Certificateholder's tax basis allocable to such Equipment Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Certificateholder will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to its interest in the Equipment Note.

     In the case of a sale or other disposition of a Certificateholder's interest in an Equipment Note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale or disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the interest was held by such Certificateholder. In addition, a disposition of a Certificateholder's interest in an Equipment Note by gift (and in certain other circumstances), could result in the recognition of market discount income, computed as if such Note had been sold for its fair market value.

     In the case of a partial principal payment on a Certificateholder's interest in an Equipment Note subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such interest was held by such Certificateholder. The amount of any accrued market discount later required to be included in income upon a disposition or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds the principal of which may be paid in two or more installments (such as the Equipment Notes), the manner in which market discount is to be accrued will be described in Treasury regulations that have yet to be issued. Until such Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of such obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows: (1) for those obligations that have OID, market discount shall be deemed to accrue in proportion to the accrual of OID for any accrual period, and (2) for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation as of the beginning of such period.

     Under Section 1277 of the Code, if in any taxable year interest paid or accrued by a Certificateholder on indebtedness incurred or continued to purchase or carry its interest in an Equipment Note subject to the market discount rules exceeds the interest (including OID) currently includible in income with respect to such interest in an Equipment Note, deduction of such interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

     Section 1278 of the Code allows a taxpayer to make an election to include market discount in its gross income currently. If such election is made, the rules of Sections 1276 and 1277 (described above) will not apply to the taxpayer.

     Due to the complexity of the market discount rules, prospective Certificateholders are advised to consult their tax advisors as to the applicability and operation of the market discount rules as they may apply to a Certificateholder's interest in the Equipment Notes held by a Trust.

PREMIUM

     A Certificateholder will generally be considered to have acquired an interest in an Equipment Note at a premium to the extent the Certificateholder's tax basis allocable to such interest exceeds the remaining principal amount of the Equipment Note allocable to such interest. In that event, a Certificateholder who holds a Pass Through Certificate as a capital asset may amortize that premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in the Certificateholder's tax basis in its interest in the Equipment Note if an election under Section 171 of the Code is or has been made with respect to all debt instruments held by the taxpayer (including the Pass Through Certificates). Generally, such amortization is on a constant yield basis. However, in the case of bonds the principal of which may be paid in two or more installments (such as the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on such obligations (see the discussion of market discount above).

     In the case of obligations which may be called at a premium prior to maturity, amortizable bond premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificateholders are urged to consult their own tax advisors as to the amount of any amortizable premium and the advisability of making the election.

BACKUP WITHHOLDING

     Payments made on the Pass Through Certificates and proceeds from the sale of the Pass Through Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under Section 6049(b)(4) of the Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax.

                             CERTAIN ILLINOIS TAXES

     Mayer, Brown & Platt has advised GATC that, in its opinion, under existing Illinois law as of the date hereof (i) the Trusts will not be classified as associations taxable as corporations for purposes of franchise and income taxation by the State of Illinois or any political subdivision thereof; (ii) Certificateholders will be treated as the owners of undivided interests in the assets of the Trusts for purposes of franchise and income taxation by the State of Illinois and any political subdivision thereof; (iii) the Trusts will not be subject to taxation or any other governmental fee or charge by the State of Illinois or any political subdivision thereof; (iv) neither the Equipment Notes nor the Pass Through Certificates will be subject to ad valorem taxation or any other tax on intangible property by the State of Illinois or any political subdivision thereof; (v) neither the delivery of the Equipment Notes to the Trusts nor the acquisition, ownership or disposition of the interest of any Certificateholder in any Pass Through Certificate will be subject to any sales, use or transfer taxes imposed by the State of Illinois or any political subdivision thereof; and (vi) a Certificateholder will not be subject to taxation or any governmental fee or charge by the State of Illinois or any political subdivision thereof, if a Certificateholder (a) is not a resident of the State of Illinois, or otherwise subject to any tax, governmental charge or fee imposed by the State of Illinois or any political subdivision thereof, (b) does not otherwise have part of its receipt or income includible (either directly or indirectly) in a tax return filed by a Certificateholder (or an affiliate of the Certificateholder) in the State of Illinois, and (c) would not be subject to taxation or any governmental fee or charge by the State of Illinois if, instead of owning said Pass Through Certificates, the Certificateholder owned its share of the assets of a Trust directly.

     Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for the distribution to the Certificateholders of such Trust. In general, should a Certificateholder or a Trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                              PLAN OF DISTRIBUTION

     The Company may sell the Pass Through Certificates being offered hereby:
(i) through agents, (ii) to or through underwriters, (iii) through dealers, (iv) directly to purchasers or (v) through a combination of any such methods of sale.

     The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, or (ii) at market prices prevailing at the time of sale, or
(iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

     Offers to purchase the Pass Through Certificates may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Pass Through Certificates in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Pass Through Certificates in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Pass Through Certificates in respect of which this Prospectus is delivered, the Company or the Pass Through Trustee, as the case may be, will sell such Pass Through Certificates to the dealer, as principal. The dealer may then resell such Pass Through Certificates to the public at varying prices to be determined by such dealer at the time of resale.

     Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     The validity of the Pass Through Certificates will be passed upon for GATC by Mayer, Brown & Platt, Chicago, Illinois, and for any underwriters or agents, by Winston & Strawn, Chicago, Illinois. Both Mayer, Brown & Platt and Winston & Strawn will rely on the opinion of the Law Department of The First National Bank of Chicago, as to basic matters relating to the authorization, execution and delivery of the Pass Through Certificates under the Basic Agreement. From time to time, Winston & Strawn has acted as special counsel to GATX Capital Corporation, a wholly owned subsidiary of GATX.

                                    EXPERTS

     The consolidated financial statements and related schedules of GATC appearing in GATC's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX I

                           GLOSSARY OF CERTAIN TERMS

     The following is a glossary of certain terms used in this Prospectus relating to the Pass Through Certificates. The definitions of terms used in this glossary that are also used in the Basic Agreement, Trust Supplements, Indentures, Leases or Participation Agreements are qualified in their entirety by reference to the definitions of such terms contained therein. Additional terms or changes in the terms defined below may appear in the applicable Prospectus Supplement.

     "Basic Agreement" means the Pass Through Trust Agreement, dated as of August 1, 1992, between GATC and the Pass Through Trustee.

     "Business Day," when used with respect to the Pass Through Certificates of any series, means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions in New York, New York, Chicago, Illinois or a city and state in which the Pass Through Trustee or any related Indenture Trustee maintains its Corporate Trust Office are authorized or obligated by law, regulation or executive order to be closed.

     "Certificate Account" means the one or more non-interest-bearing accounts established and maintained by the Pass Through Trustee pursuant to the Basic Agreement on behalf of the Certificateholders of each Trust for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust.

     "Certificate Owner" means a person acquiring an interest in a Pass Through Certificate registered in the name of Cede & Co. as the nominee of The Depository Trust Company.

     "Certificateholder" means the Person in whose name a Pass Through Certificate is registered.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Equipment Group" means all the railcars (which may include various types or categories of standard gauge rolling stock) in respect of which a particular series of Equipment Notes is issued.

     "Equipment Notes" means the Owned Equipment Notes and the Leased Equipment Notes.

     "Equipment Unit" or "Unit" means an individual railcar.

     "Event of Default" means, with respect to the Equipment Notes held in any Trust, the occurrence and continuance of an Indenture Event of Default under one or more of the related Indentures.

     "Indenture" means each of the separate trust indenture and security agreements entered into from time to time between (a) GATC and an Indenture Trustee with respect to the issuance of Owned Equipment Notes or (b) an Owner Trustee and an Indenture Trustee with respect to the issuance of Leased Equipment Notes, as each such agreement may be amended or supplemented in accordance with its respective terms.

     "Indenture Event of Default" means each of the events designated as an event of default in an Indenture, as described in the applicable Prospectus Supplement.

     "Indenture Trustee," when used with respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as indenture trustee under such Indenture, and any successor to such Indenture Trustee as such trustee.

     "Lease" means each of the lease agreements entered into with respect to Leased Equipment between an Owner Trustee and GATC, as each such lease agreement may from time to time be amended or supplemented.

     "Lease Event of Default" means each of the events designated as an event of default in a Lease, as described in the applicable Prospectus Supplement.

     "Leased Equipment" means each Equipment Group leased by an Owner Trustee to GATC pursuant to a Lease.

     "Leased Equipment Notes" means the equipment notes issued on a nonrecourse basis by the Owner Trustees pursuant to the Indentures relating to Leased Equipment.

     "Owned Equipment" means each Equipment Group that is security for the obligations of GATC under the Owned Equipment Notes.

     Owned Equipment Notes" means the equipment notes issued, with recourse to GATC, by GATC pursuant to the Indentures relating to Owned Equipment.

     "Owner Participant" means each of the owner participants for whose benefit an Owner Trustee owns an Equipment Group leased to GATC pursuant to a Lease and its permitted successors and assigns.

     "Owner Trustee," when used with respect to any Leased Equipment Note or the Indenture applicable thereto or the Lease related thereto, means the "Owner Trustee" referred to in the applicable Indenture, not in its individual capacity but solely as trustee; and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the applicable Indenture, Lease or Participation Agreement.

     "Participation Agreement" when used with respect to any Equipment Note, means the note purchase, participation, refinancing or similar agreement or agreements referred to in the related Indenture, providing for, among other things, the purchase of Equipment Notes by the Pass Through Trustee.

     "Pass Through Certificate" means each of the Pass Through Certificates to be issued by each of the Trusts pursuant to the Basic Agreement and the related Trust Supplement.

     "Pass Through Trustee" means, unless otherwise specified in a Prospectus Supplement, The First National Bank of Chicago, in its capacity as Pass Through Trustee under each Trust, and each other person which may from time to time act as successor Pass Through Trustee under such Trust.

     "Pool Balance" means, for each Trust, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the related escrow account (other than earnings thereon). The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

     "Pool Factor" means, for each Trust, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

     "Regular Distribution Date" means each date on which a Scheduled Payment will be distributed, as specified in the applicable Prospectus Supplement.

     "Scheduled Payment" means each payment of interest or principal on an Equipment Note scheduled to be received by the Pass Through Trustee on the Regular Distribution Dates specified in the applicable Prospectus Supplement.

     "Special Distribution Date" means each date on which a Special Payment will be distributed, as specified in the applicable Prospectus Supplement.

     "Special Payment" means (i) any payment of principal, premium, if any, and interest resulting from the prepayment or purchase of an Equipment Note held in a Trust, (ii) any payment of principal and interest (including any interest accruing upon default) on or any other amount in respect of an Equipment Note held in a Trust upon an Indenture Event of Default in respect of, or upon acceleration relating to, such Equipment Note, (iii) any payment of principal, premium, if any, and interest on an Equipment Note which is not in fact paid within five days of a Regular Distribution Date, (iv) any proceeds from the sale of any Equipment Note upon an Event of Default, or (v) the amounts available for distribution from a Trust as a result of the failure to apply such amounts to the purchase of Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement.

     "Special Payments Account" means the one or more accounts established and maintained by the Pass Through Trustee pursuant to the Basic Agreement on behalf of the Certificateholders of each Trust for the deposit of payments representing Special Payments on the Equipment Notes held in such Trust.

     "Specified Investments" when used with respect to any Trust, means, unless otherwise specified in the related Prospectus Supplement, (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States of America is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including any Indenture Trustee or Owner Trustee if such conditions are met) and (iv) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iii) above; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase Federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

     "Trust" means each of the General American Transportation Corporation Pass Through Trusts to be formed pursuant to the Basic Agreement and a Trust Supplement.

     "Trust Property" means the Equipment Notes held as the property of a Trust and all funds from time to time deposited in the related Certificate Account, the related Special Payments Account and any other account maintained as a part of such Trust, including any proceeds from the sale by the Pass Through Trustee of any such Equipment Note in connection with an Event of Default.

     "Trust Supplement" means each of the Pass Through Trust Supplements between GATC and the Pass Through Trustee, pursuant to each of which a Trust is formed and a series of Pass Through Certificates is issued to evidence fractional undivided ownership interests in the Trust Property held in such Trust.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1995

PROSPECTUS

$650,000,000                                                              [LOGO]

GENERAL AMERICAN TRANSPORTATION
CORPORATION

DEBT SECURITIES

General American Transportation Corporation, a New York corporation ("GATC" or the "Company") may offer from time to time, in one or more series, up to $650,000,000 aggregate principal amount (or the equivalent in foreign currencies or currency units) of its debt securities ("Debt Securities"), on terms to be determined at the time the Debt Securities are offered for sale. Unless otherwise provided in a Prospectus Supplement, the Debt Securities of any series may be represented by a single global certificate registered in the name of a depository's nominee and, if so represented, beneficial interests in the global certificate will be shown on, and transfers thereof will be effected only through, records maintained by the depository and its participants. Debt Securities may be offered for sale directly to purchasers and may also be offered through underwriters, dealers or agents. The names of any underwriters or agents and any compensation to such underwriters or agents will be set forth in the Prospectus Supplement.

The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, currencies in which such Debt Securities are issued or payable, maturity, rate (or manner of calculation thereof) and time of payment of interest, if any, whether the Debt Securities are issuable in registered form or bearer form or both, whether any series of the Debt Securities will be represented by a single global certificate, any terms for redemption or for sinking fund payments, whether the Debt Securities are convertible into Debt Securities of a different series, the initial public offering price, the net proceeds to the Company from the sale of the Debt Securities and any other specific terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December   , 1995

                             AVAILABLE INFORMATION

     General American Transportation Corporation, a New York corporation ("GATC" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by GATC with the Commission can be inspected and copied at the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities of the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. GATC has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                      DOCUMENTS INCORPORATED BY REFERENCE

     GATC's Annual Report on Form 10-K for the year ended December 31, 1994, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, respectively, and its Current Report on Form 8-K dated July 19, 1995 heretofore filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference.

     All documents filed by GATC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

     GATC will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless specifically incorporated therein). Requests for such documents should be directed to General American Transportation Corporation, 500 West Monroe Street, Chicago, Illinois 60661-3676, Attention: Secretary (telephone 312-621-6200).

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of Debt Securities will be added to the general funds of the Company and may be used to repay the Company's outstanding short-term borrowings and long-term debt. The proceeds may also be used to finance capital expenditures, to finance acquisitions, or to make advances to GATX Corporation ("GATX"), of which the Company is a wholly owned subsidiary. In addition, the proceeds may be used for other corporate purposes or as may be described in the Prospectus Supplement. The Company has not allocated a specific portion of the proceeds for any particular use at this time. Pending such use, the net proceeds may be temporarily invested in short-term securities.

                                  THE COMPANY

     GATC is a wholly owned subsidiary of GATX Corporation and is principally engaged in railcar leasing and management. GATX Terminals Corporation ("Terminals"), a wholly owned subsidiary of the Company, is engaged in the operation of public bulk liquid terminals and domestic pipeline systems. The Company is the largest lessor of railroad tank cars in the United States, and Terminals is one of the largest independent operators of public bulk liquid terminals in the world. The principal offices of the Company are located at 500 West Monroe Street, Chicago, Illinois 60661-3676 (telephone: (312) 621-6200).

     The Company leases specialized railcars, primarily tank cars and to a lesser extent Airslide(R) covered hoppers and plastic pellet cars, under full service leases. The Company's railcars have a useful life of approximately 30 to 33 years. The average age of the railcars in the Company's fleet is approximately 15 years. The Company's customers typically lease new equipment for a term of five years or longer, whereas renewals or leases of used cars are typically for periods ranging from less than a year to seven years with an average lease term of about three years. Under its full service leases, the Company maintains and services its railcars, pays ad valorem taxes and provides many ancillary services.

     Terminals is engaged in the storage, handling and intermodal transfer of petroleum and chemical commodities at key points in the bulk liquid distribution chain. Terminals owns and operates terminals in the United States and the United Kingdom; Terminals also has joint venture interests in facilities in Europe and the Pacific Rim. All of its terminals are located near major distribution and transportation points and most are capable of receiving and shipping bulk liquids by ship, rail, barge and truck. Many of the terminals are also linked with major interstate pipelines. In addition to storing, handling and transferring bulk liquids, Terminals also provides blending and testing services at most of its facilities.

RELATIONSHIP WITH GATX

     All of the Company's outstanding common stock is owned by GATX. GATX is also the parent of American Steamship Company, a shipping company which operates self-unloading vessels on the Great Lakes, GATX Logistics, Inc., which provides distribution and logistics support services, warehousing facilities, and related real estate services throughout North America, and GATX Financial Services, which through its principal subsidiary, GATX Capital Corporation as well as its subsidiaries and joint ventures, arranges and services the financing of equipment and other capital assets on a worldwide basis.

     GATX will not guarantee the Debt Securities and does not guarantee any other indebtedness of the Company. The Company, in the normal course of business, pays dividends to GATX to provide for GATX's normal operating expenses. Additional amounts have been advanced to GATX from time to time for general corporate purposes, the redemption of GATX preferred stock and the retirement of debt. In addition, GATX may make advances to subsidiaries of the Company in the normal course of business. These advances have no fixed maturity date.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, including any additional covenants or changes to existing covenants relating to such series, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.

     The Debt Securities are to be issued under an Indenture, dated as of October 1, 1987, as supplemented (the "Debt Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Debt Trustee"). The following summaries of certain provisions of the Debt Securities and the Debt Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Debt Securities and the Debt Indenture, including the definitions therein of certain terms. Particular sections of the Debt Indenture which are relevant to the discussion are cited parenthetically. Wherever particular sections or defined terms of the Debt Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Debt Indenture.

GENERAL

     The Debt Indenture does not limit the amount of Debt Securities which can be issued thereunder or the amount of debt which may otherwise be incurred by the Company, and additional debt securities may be issued under the Debt Indenture up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, the Company's Board of Directors or by a supplemental indenture. Reference is made to the Prospectus Supplement for the following terms, if applicable, of the particular series of Debt Securities being offered thereby: (i) the title of the Debt Securities of the series; (ii) any limit upon the aggregate principal amount of the Debt Securities of the series; (iii) the date or dates on which the principal of the Debt Securities of the series will be payable; (iv) the rate or rates (or manner of calculation thereof), if any, at which the Debt Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Debt Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the principal of and interest, if any, on the Debt Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) the denominations in which Debt Securities of the series shall be issuable; (viii) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (ix) whether the Debt Securities of the series will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of Debt Securities in bearer form ("bearer Debt Securities") and whether and the terms upon which bearer Debt Securities will be exchangeable for Debt Securities in registered form ("registered Debt Securities") and vice versa; (x) any provisions relating to the conversion of Debt Securities of the series into Debt Securities of a different series; (xi) whether and under what circumstances the Company will pay additional amounts on the Debt Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (xii) the currencies in which payments of interest, premium or principal are payable with respect to such Debt Securities; (xiii) whether the Debt Securities of any series will be issued as one or more Global Securities;
(xiv) whether Debt Securities of the series will be issuable in Tranches; and
(xv) any additional provisions or other terms not inconsistent with the provisions of the Debt Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of such series. (Section 2.01 and 2.02) To the extent not described herein, principal and interest, if any, will be payable, and the Debt Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series. "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

     Each series of Debt Securities will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness. There are no covenants or "event risk" provisions contained in the Debt Indenture that may afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company.

     Debt Securities of any series may be issued as registered Debt Securities or bearer Debt Securities or both as specified in the terms of the series. Additionally, Debt Securities of any series may be represented by a single global note registered in the name of a depository's nominee and, if so represented, beneficial interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by a designated depository and its participants. Unless otherwise indicated in the Prospectus Supplement, Debt Securities will be issued in the denomination of $1,000 and integral multiples thereof and bearer Debt Securities will not be offered, sold, resold or delivered to U.S. persons in connection with their original issuance. Debt Securities of any series may be denominated in and payments of principal and interest may be made in United States dollars or any other currency, including composite currencies such as the European Currency Unit. For purposes of this Prospectus, "U.S. person" means a citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Debt Indenture, interest on bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of the Company located outside of the United States and its possessions. (Section 2.05(c)) The Company will maintain such an agency for a period of two years after the principal of such bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the Company will maintain a paying agent outside of the United States and its possessions to which the bearer Debt Securities and coupons related thereto may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 2.04)

     Bearer Debt Securities and the coupons related thereto will be transferable by delivery. (Section 2.08(f))

     If appropriate, United States federal income tax consequences applicable to a series of Debt Securities will be described in the Prospectus Supplement relating thereto.

BOOK-ENTRY REGISTRATION

     If the Prospectus Supplement so indicates, the Debt Securities will be represented by one or more certificates (the "Global Securities"). The Global Securities representing Debt Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or other successor depository appointed by the Company (DTC or such other depository is herein referred to as the "Depository") and registered in the name of the Depository or its nominee. Debt Securities represented by a Global Security will not be issuable in definitive form.

     DTC currently limits the maximum denomination of any single Global Security to $200,000,000. Therefore, for purposes hereof, "Global Security" refers to the Global Security or Global Securities representing the entire issue of Debt Securities of a particular series.

     DTC has advised the Company and any underwriters, dealers or agents named in the Prospectus Supplement as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the

New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance by the Company of Debt Securities represented by a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited shall be designated by the underwriters, dealers or agents. Ownership of beneficial interests in the Global Security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in Debt Securities represented by the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of participants in DTC), or by participants in DTC or persons that may hold interests through such participants (with respect to persons other than participants in DTC). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

     So long as the Depository for the Global Security, or its nominee, is the registered owner of the Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Debt Indenture. Except as provided below, owners of beneficial interests in Debt Securities represented by the Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Debt Indenture.

     Payments of principal of and interest, if any, on the Debt Securities represented by the Global Security registered in the name of DTC or its nominee will be made by the Company through the Debt Trustee under the Debt Indenture or a paying agent (the "Paying Agent"), which may also be the Debt Trustee under the Debt Indenture, to DTC or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Debt Trustee, nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been advised that DTC, upon receipt of any payment of principal or interest in respect of a Global Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company expects that payments by participants to owners of beneficial interests in a Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

     If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue certificated notes in exchange for the Debt Securities represented by such Global Security.

     The information contained in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

SAME-DAY SETTLEMENT

     If the Prospectus Supplement so indicates, settlement for the Debt Securities will be made by the underwriters, dealers or agents in immediately available funds and all payments of principal and interest on the Debt Securities will be made by the Company in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Debt Securities subject to settlement in immediately available funds will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in such Debt Securities will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

EXCHANGE OF DEBT SECURITIES

     Registered Debt Securities may be exchanged, subject to certain specified restrictions, for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(a))

     To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Debt Securities with all unpaid coupons relating thereto at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(b)) As of the date of this Prospectus, temporary United States Treasury regulations essentially prohibit exchanges of registered Debt Securities for bearer Debt Securities and, unless such regulations are modified, the terms of a series of Debt Securities will not permit registered Debt Securities to be exchanged for bearer Debt Securities.

CERTAIN COVENANTS OF THE COMPANY

     The Company may not declare or pay any dividend or make any distribution in cash or property on its Capital Stock or to any stockholder (other than dividends or distributions payable in Capital Stock of the Company), or purchase, redeem or otherwise acquire or retire for value any Capital Stock or warrants or rights to acquire Capital Stock of the Company or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any such Capital Stock or warrants or rights to acquire Capital Stock, if, upon giving effect to such dividend, distribution, purchase, redemption or other acquisition or retirement, the aggregate amount expended for all such purposes subsequent to December 31, 1989 shall exceed the sum of (a) the aggregate Consolidated Net Income accrued during the period (taken as a cumulative whole) subsequent to December 31, 1989, (b) the aggregate of the net proceeds received by the Company from the issue or sale of, or conversion of indebtedness into, its Capital Stock or warrants or rights to acquire Capital Stock subsequent to December 31, 1989, other than to a Subsidiary, said net proceeds being deemed for this purpose to equal the aggregate of (x) the cash, if any, received by the Company for such issue or sale, plus (y) the fair value of consideration other than cash (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Debt Trustee) received by the Company from such issue, sale or conversion, and (c) $75 million. (Section 4.07)

     The Company may not (or permit any Subsidiary to) make any loan or advance to or any other investment in, extend any credit so as to result in any amount being deemed receivable from, or make any payments with respect to any guaranty of any indebtedness of, any Related Parties (including GATX and its other Subsidiaries) if, after giving effect thereto, the sum of all such loans, advances, investments, receivables and payments, less the sum of any loans and advances from, and accounts payable to, any Related Parties, would exceed 75% of the Consolidated Tangible Net Worth of the Company.

     "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its subsidiaries for such period determined in accordance with generally accepted accounting principles in the United States on the date of such computation.

     "Consolidated Tangible Net Worth" means the consolidated shareholder's equity of the Company and its subsidiaries, as reflected on the consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles in the United States at the conclusion of the immediately preceding fiscal quarter for which such determination is made, less the amount of intangible assets (including, without limitation, franchises, patents and patent applications, trademarks and brand names, goodwill, research and development expenses, and all write-ups in the book value of any asset (excluding write-ups of assets resulting from the application of principles of purchase accounting with respect to acquisitions made by the Company)).

     "Investment" means all loans, advances, purchases of Capital Stock, capital contributions and transfers of assets, and all sales and other dispositions of assets for consideration consisting of evidences of indebtedness, Capital Stock or other securities of the purchaser.

AMENDMENT AND WAIVER

     Subject to certain exceptions, the Debt Indenture and the Debt Securities may be amended or supplemented by the Company and the Debt Trustee with the written consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each Securityholder affected, an amendment or waiver may not (i) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver;
(ii) change the rate of or change the time for payment of interest on any Debt Security; (iii) change the principal of or change the Stated Maturity of any Debt Security; (iv) reduce any premium payable upon redemption of any Debt Security; (v) waive a default in the payment of the principal of or interest on any Debt Security; (vi) make any Debt Security payable in money other than that stated in the Debt Security; or (vii) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security. (Section 9.02) The Debt Indenture may be amended or supplemented without the consent of any Securityholder (i) to cure any ambiguity, defect or inconsistency in the Debt Indenture or in the Debt Securities of any series; (ii) to provide for the assumption of all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Debt Indenture by any corporation in connection with a merger, consolidation, or transfer or lease of the Company's property and assets substantially as an entirety, as provided for in the Debt Indenture; (iii) to secure the Debt Securities; (iv) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; (v) to make any change that does not adversely affect the rights of any Securityholder; (vi) to provide for the issuance of and establish the form and terms and conditions of a series of Debt Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Debt Indenture or any series of Debt Securities; or (vii) to add to rights of Securityholders. (Section 9.01)

SUCCESSOR ENTITY

     The Company may consolidate with, or merge into, or be merged into, or transfer or lease its property and assets substantially as an entirety to, another U.S. corporation which assumes all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Debt Indenture if, after giving effect thereto, no default under the Debt Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all such obligations of the Company shall terminate. (Section 5.01 and Section 5.02)

DEFEASANCE, SATISFACTION AND DISCHARGE OF THE DEBT SECURITIES PRIOR TO MATURITY

     Defeasance. Unless provided for otherwise in the Prospectus Supplement, if the Company shall deposit with the Debt Trustee, in trust, at or before maturity, lawful money or direct obligations of the United States of America or obligations the principal of and interest on which are guaranteed by the United States of America in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, in the opinion of a nationally recognized firm of independent public accountants chosen by the Company, to pay when due the principal of and interest on the Debt Securities to maturity (such money or direct obligations of, or obligations guaranteed by, the United States of America, initially deposited or equivalent cash or securities subsequently exchanged therefor, to be held as security for the payment of such principal and interest), then the Company may omit to comply with certain of the terms of the Debt Indenture as they relate to the Debt Securities, including certain of the restrictive covenants described herein under the caption "Description of Debt Securities -- Certain Covenants of the Company" and the Event of Default described in clause (iv) under the caption "Description of Debt Securities -- Events of Default," and such other restrictive covenants or Events of Default as may be set forth in the Prospectus Supplement. Defeasance of the Debt Securities would be subject to the satisfaction of certain conditions, including, among others, (i) the absence of an Event of Default at the date of the deposit, (ii) the perfection of the holders' interest in such deposit and
(iii) that such deposit would not result in a breach of a material instrument by which the Company is bound. (Section 8.02)

     Satisfaction and Discharge. Upon the deposit of money or securities contemplated above and the satisfaction of certain conditions, the Company may omit to comply with its obligations duly and punctually to pay the principal of and interest on the Debt Securities, or with any Events of Default with respect thereto, and thereafter the holders of Debt Securities shall be entitled only to payment out of the money or securities deposited with the Debt Trustee. Such conditions may include, among others, (i) except in certain limited circumstances involving a deposit made within one year of maturity, (A) the absence of an Event of Default at the date of deposit or on the 91st day thereafter, and (B) the delivery to the Debt Trustee by the Company of an opinion of nationally recognized tax counsel to the effect that holders of Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and (ii) the receipt by the Company of an opinion of counsel to the effect that such satisfaction and discharge will not result in a violation of the rules of any nationally recognized exchange on which the Debt Securities are listed. (Section 8.01)

EVENTS OF DEFAULT

     The following events are defined in the Debt Indenture as "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of interest on any Debt Security of such series for 30 days; (ii) default in the payment of the principal of any Debt Security of such series; (iii) default in the payment of any sinking fund installment required to be made by the Company with respect to any series of Debt Securities; (iv) failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Debt Securities of such series, in the Debt Indenture or in any supplemental indenture under which the Debt Securities of that series may have been issued; and (v) certain events of bankruptcy or insolvency. (Section 6.01) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Debt Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of, and any accrued interest on, all the Debt Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of original issue discount Debt Securities, such specified amount) and all accrued interest thereon shall be due and payable immediately. (Section 6.02)

     Securityholders may not enforce the Debt Indenture or the Debt Securities, except as provided in the Debt Indenture. (Section 6.06) The Debt Trustee may require indemnity satisfactory to it before it enforces the Debt Indenture or the Debt Securities. (Section 7.01(f)) Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a class) may direct the Debt Trustee in its exercise of any trust power. (Section 6.05) The Debt Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. (Section 7.05) The Company is not required under the Debt Indenture to furnish any periodic evidence as to the absence of default or as to compliance with the terms of the Debt Indenture.

CONCERNING THE DEBT TRUSTEE

     The Company maintains banking relationships in the ordinary course of business with the Debt Trustee.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) to or through underwriters, (iv) through dealers or (v) through a combination of any such methods of sale.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, or (ii) at market prices prevailing at the time of sale, or (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

     Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the Prospectus Supplement to this Prospectus, certain legal matters in connection with the Debt Securities offered hereby will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois, and for any underwriters or agents, by Winston & Strawn, Chicago, Illinois. From time to time, Winston & Strawn has acted as special counsel to GATX Capital Corporation, a wholly owned subsidiary of GATX.

                                    EXPERTS

     The consolidated financial statements and related schedules of GATC appearing in GATC's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     An itemized statement of the amount of all expenses, other than underwriting discounts and commissions, incurred by the Company in connection with the issuance and distribution of the Securities follows:

        Securities and Exchange Commission Registration Fee.......................   $ 199,212*
        Trustees' Fees and Expenses...............................................      30,000
        Printing Expenses.........................................................      75,000
        Rating Agency Fees........................................................     165,000
        Accounting Fees and Expenses..............................................      60,000
        Legal Fees and Expenses...................................................     150,000
        Blue Sky Fees and Expenses................................................      30,000
        Miscellaneous Expenses....................................................      40,788
                                                                                     ---------
               Total..............................................................   $ 750,000
                                                                                     =========

---------------
* Actual. All other amounts are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Certain provisions of the New York Business Corporation Law and Article II,
Section 11 of the Company's by-laws provide for the prompt indemnification of directors and officers under certain conditions, including the possibility of indemnification against liabilities under the Securities Act of 1933. The by-laws also provide that the Company has the burden of proving that a director is not entitled to indemnification in a particular instance.

     In addition, the Company's directors and officers are insured under directors and officers liability insurance policies maintained by GATX.

     Reference is made to Section 8 of each of the forms of Underwriting Agreement filed as Exhibits 1.1 and 1.2 hereto for provisions regarding indemnification of the Company and its officers, directors and controlling persons against certain liabilities.

ITEM 16. EXHIBITS

          EXHIBIT
           NUMBER                             DESCRIPTION OF DOCUMENT
          --------   -------------------------------------------------------------------------
               1.1   --  Proposed form of Underwriting Agreement relating to the Pass Through
                         Certificates.
               1.2   --  Proposed form of Underwriting Agreement relating to the Debt
                         Securities.
               4.1   --  Indenture relating to the Debt Securities, dated as of October 1,
                         1987, between the Company and The Chase Manhattan Bank (National Associa-
                         tion) (the "Debt Trustee"), as supplemented by the Supplemental
                         Indentures dated May 15, 1988, March 15, 1990 and June 15, 1990, respectively. Incorporated by reference to the Company's Registration
                         Statement on Form S-3 (SEC No. 33-17692) filed October 8, 1987, as supplemented by First Supplemental Indenture, dated as of May 15,
                         1988, incorporated by reference to the Company's Quarterly Report on
                         Form 10-Q for the quarter ended June 30, 1988, Second Supplemental
                         Indenture, dated as of March 15, 1990, incorporated by reference to the Company's Current Report on Form 8-K dated March 15, 1990, and
                         Third Supplemental Indenture, dated as of June 15, 1990, incorporated by reference to the Company's Current Report on Form 8-K dated June
                         29, 1990.

          EXHIBIT
           NUMBER                             DESCRIPTION OF DOCUMENT
          --------   -------------------------------------------------------------------------
               4.2   --  Form of Fourth Supplemental Indenture.
               4.3   --  Pass Through Trust Agreement, dated as of August 1, 1992, between the
                         Pass Through Trustee and the registrant relating to the Pass Through
                         Certificates. Incorporated by reference to the Company's Registration
                         Statement on Form S-3 (SEC No. 33-52301) filed February 16, 1994.
               4.4   --  Proposed form of Pass Through Certificates (included in Exhibit 4.3).
               5.1   --  Opinion of Mayer, Brown & Platt as to the legality of the Securities.
               5.2   --  Opinion of counsel for the Pass Through Trustee as to the legality of the Securities.
               8.1   --  Tax Opinion of Mayer, Brown & Platt.
              12.1   --  Statement of Computation of Ratio of Earnings to Fixed Charges.
                         Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.
              23.1   --  Consent of Ernst & Young LLP.
              23.2   --  Consent of Mayer, Brown & Platt (included in Exhibits 5.1 and 8.1 above).
              23.3   --  Consent of counsel to the Pass Through Trustee (included in Exhibit
                         5.2 above).
              24.1   --  Power of Attorney (appears on the signature page of this Registration
                         Statement).
              25.1   --  Form T-1, Statement of Eligibility of the Debt Trustee.
              25.2   --  Form T-1, Statement of Eligibility of the Pass Through Trustee.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, indivi-dually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 30, 1995.

                                          GENERAL AMERICAN
                                          TRANSPORTATION CORPORATION

                                          By:         /s/ D. Ward Fuller
                                            -----------------------------------
                                                       D. Ward Fuller
                                             President, Chief Executive Officer
                                                         and Director

     Each of the undersigned hereby constitutes and appoints David B. Anderson and Ronald J. Ciancio, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, for him and in his behalf and his name, place and stead, in any and all capacities, to sign, execute and file any amendment or amendments to this registration statement, with all exhibits and any and all documents and supplementary information required to be filed with respect thereto, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 30, 1995.

                   SIGNATURE                                         TITLE
------------------------------------------------   ------------------------------------------
              /s/ D. Ward Fuller                  President, Chief Executive Officer and
------------------------------------------------  Director
                  D. Ward Fuller

              /s/ Donald J. Schaffer              Vice President, Chief Financial Officer
------------------------------------------------  and Controller (Principal Financial
                  Donald J. Schaffer              Officer and Principal Accounting Officer)

              /s/ James J. Glasser                Director
------------------------------------------------
                  James J. Glasser

              /s/ Ronald H. Zech                  Director
------------------------------------------------
                  Ronald H. Zech

             /s/  David M. Edwards                Director
------------------------------------------------
                  David M. Edwards

             /s/  David B. Anderson               Director
------------------------------------------------
                  David B. Anderson

                               INDEX TO EXHIBITS

                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
NUMBER                                   EXHIBIT                                       PAGE
------   ------------------------------------------------------------------------  ------------
  1.1    Proposed form of Underwriting Agreement relating to the Pass Through
         Certificates. ..........................................................
  1.2    Proposed form of Underwriting Agreement relating to the Debt
         Securities..............................................................
  4.1    Indenture relating to the Debt Securities, dated as of October 1, 1987, between the Company and The Chase Manhattan Bank (National Association)
         (the "Debt Trustee"), as supplemented by the Supplemental Indentures dated May 15, 1988, March 15, 1990 and June 15, 1990, respectively.
         Incorporated by reference to the Company's Registration Statement on
         Form S-3 (SEC No. 33-17692) filed October 8, 1987, as supplemented by
         First Supplemental Indenture, dated as of May 15, 1988, incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988, Second Supplemental Indenture, dated as of March
         15, 1990, incorporated by reference to the Company's Current Report on
         Form 8-K dated March 15, 1990, and Third Supplemental Indenture, dated as of June 15, 1990, incorporated by reference to the Company's Current
         Report on Form 8-K dated June 29, 1990. ................................
  4.2    Form of Fourth Supplemental Indenture. .................................
  4.3    Pass Through Trust Agreement, dated as of August 1, 1992, between the
         Pass Through Trustee and the registrant relating to the Pass Through
         Certificates. Incorporated by reference to the Company's Registration
         Statement on Form S-3 (SEC No. 33-52301) filed February 16, 1994. ......
  4.4    Proposed form of Pass Through Certificates (included in Exhibit
         4.3). ..................................................................
  5.1    Opinion of Mayer, Brown & Platt as to the legality of the
         Securities. ............................................................
  5.2    Opinion of counsel for the Pass Through Trustee as to the legality of the Securities. ........................................................
  8.1    Tax Opinion of Mayer, Brown & Platt. ...................................
 12.1    Statement of Computation of Ratio of Earnings to Fixed Charges.
         Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995. .................
 23.1    Consent of Ernst & Young LLP. ..........................................
 23.2    Consent of Mayer, Brown & Platt (included in Exhibits 5.1 and 8.1 above). ................................................................
 23.3    Consent of counsel to the Pass Through Trustee (included in Exhibit 5.2 above). ................................................................
 24.1    Power of Attorney (appears on the signature page of this Registration
         Statement). ............................................................
 25.1    Form T-1, Statement of Eligibility of the Debt Trustee. ................
 25.2    Form T-1, Statement of Eligibility of the Pass Through Trustee. ........